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                                                                    Exhibit 4.2

                                  ANCHOR GAMING
                            2000 STOCK INCENTIVE PLAN


            1.     ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

        1.1 ESTABLISHMENT. This Anchor Gaming 2000 Stock Incentive Plan (the "Plan") is hereby established effective as of September 24, 2000, 2000. The Company previously established the Anchor Gaming 1995 Employee Stock Option Plan ("1995 Plan"); the 1995 Plan shall remain in effect solely with respect to any options outstanding hereunder as of the effective date of this Plan.

        1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

        1.3 TERM OF PLAN. The Plan will continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options and Restricted Stock granted under the Plan have lapsed. However, any Incentive Stock Options must be granted within ten years after the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

            2. DEFINITIONS AND CONSTRUCTION.

        2.1 DEFINITIONS. Whenever used herein, the following terms will have their respective meanings set forth below:

               (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

               (b) "Cause" means that the Board reasonably finds that any one or more of the following events has occurred: (i) performance by Participant of illegal or fraudulent acts, criminal conduct, or willful misconduct relating to the activities of the Company, including, without limit, violation by Participant of any material gaming laws or regulations, which violation materially and adversely affects the ability of Participant to perform his duties to the Company or may subject the Company to liability; (ii) conviction of, or nolo contendere plea by Participant to, any criminal acts involving moral turpitude having a material adverse effect upon the Company, including, without limitation, upon its profitability, reputation, or goodwill; (iii) willful and material disregard of any reasonable directive(s) from the Board that are not inconsistent with the terms of any contract with the Company to which Participant is party, PROVIDED that the Board will provide Participant with written notice that such event has occurred

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        ("NOTICE OF DISREGARD") and will further allow Participant 30 days in which to cure such disregard, and PROVIDED FURTHER that the Board will provide an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Disregard; (iv) breach of fiduciary duty, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF BREACH OF FIDUCIARY DUTY") and will further allow Participant 30 days in which to cure such breach of fiduciary duty, and PROVIDED FURTHER that the Board will allow an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Breach of Fiduciary Duty; (v) material violation, not cured in a reasonable time after notice from the Company, by Participant of any of the covenants and agreements contained in any agreement with the Company to which Participant is party; (vi) failure or inability of Participant to obtain or maintain required gaming licenses or approvals.

               (c) "Change of Control" means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), but excluding the Company, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Anchor Gaming representing more than 50% of the combined voting power of the Anchor Gaming's then outstanding securities; (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (iii) Anchor Gaming is combined (by merger, share exchange, consolidation, or otherwise) with another entity and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of Anchor Gaming; (iv) the Company sells, leases, or otherwise transfers all or a majority of all of its properties, assets or income or revenue generating capacity to another person or entity; (v) a dissolution or liquidation of Anchor Gaming or;
        (vi) any other transaction or series of transactions is consummated that results in a required disclosure under Item 1 of Form 8-K or successor form.

               (d) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (e) "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as may be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee will have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Committee may appoint a subcommittee of two or more outside directors as defined for purposes of Section 162(m)(4)(C) of the Code (the "Outside Directors Committee"). The Outside Directors Committee, if appointed, will have the exclusive authority to approve grants under the Plan to the chief executive officer of the Company and to other executive officers whose compensation may otherwise exceed the deduction limit of

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        Section 162(m) of the Code. Grants approved by the Outside Directors
        Committee will be subject to ratification by the Committee as a whole or by the Board if the appointment of the Committee so provides.

               (f) "Company" means Anchor Gaming, a Nevada corporation, or any successor corporation thereto.

               (g) "Consultant" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

               (h) "Director" means a member of the Board or of the board of directors of any other Participating Company.

               (i) "Disability" means any medically determinable physical or mental impairment that, in the opinion of the Board, based upon medical reports and other evidence satisfactory to the Board, can reasonably be expected to prevent a Participant from performing substantially all of the Participant's customary duties of employment for a continuous period of not less than 12 months so as to be disabled within the meaning of
        Section 22(e)(3) of the Code.

               (j) "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of
        Section 422 of the Code; PROVIDED, HOWEVER, that neither service as a Director nor payment of a director's fee will be sufficient to constitute employment for purposes of the Plan.

               (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (l) "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                   (i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock will be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in THE WALL STREET JOURNAL or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value will be established will be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as may be determined by the Board, in its discretion.

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                   (ii) If, on such date, there is no public market for the
               Stock, the Fair Market Value of a share of Stock will be as determined by the Board in good faith without regard to any restriction other than a restriction that, by its terms, will never lapse.

               (m) "Incentive Stock Option" means an Option designated in the Option Agreement as an incentive stock option within the meaning of
        Section 422(b) of the Code.

               (n) "Insider" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

               (o) "Nonstatutory Stock Option" means an Option designated in the Option Agreement as not an Incentive Stock Option.

               (p) "Non-Exempt Employee" means an Employee who is not exempt from the overtime pay provisions of the Fair Labor Standards Act of 1938, as amended.

               (q) "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

               (r) "Option Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Option granted to the Participant and any shares of Stock acquired upon the exercise thereof.

               (s) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

               (t) "Participant" means any person who receives an Option or Restricted Stock pursuant to the Plan.

               (u) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

               (v) "Participating Company Group" means, at any point in time, all corporations collectively that are then Participating Companies.

               (w) "Restricted Stock" means Stock awarded to a Participant pursuant to Section 8 of the Plan.

               (x) "Restricted Stock Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Restricted Stock granted to the Participant.

               (y) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

               (z) "Securities Act" means the Securities Act of 1933, as amended.

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               (aa) "Service" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Participant's Service may not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service with the Participating Company Group may not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; PROVIDED, HOWEVER, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant's Service will be deemed to have terminated unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence may not be treated as Service for purposes of determining vesting under the Participant's Option Agreement. The Participant's Service will be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, will determine whether the Participant's Service has terminated and the effective date of such termination.

               (bb) "Stock" means the common stock of the Company, $.01 par value per share, as adjusted from time to time in accordance with
        Section 4.2.

               (cc) "Stock Appreciation Right" means a right granted to the holder of a Nonstatutory Stock Option pursuant to Section 7 of the Plan.

               (dd) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

               (ee) "Ten Percent Owner Optionee" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

        2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and do not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

             3. ADMINISTRATION.

        3.1 ADMINISTRATION BY THE BOARD. The Plan will be administered by the Board. All questions of interpretation of the Plan or of any Option or Restricted Stock will be determined by the Board, and such determinations will be final and binding upon all persons having an interest in such Option or Restricted Stock under the Plan.

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        3.2 AUTHORITY OF OFFICERS. Any officer of a Participating Company has the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

        3.3 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3.

        3.4 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board will have the full and final power and authority, in its discretion:

               (a) to determine the persons to whom, and the time or times when, Options or Restricted Stock will be granted and the number of shares of Stock to be subject to each Option and each Restricted Stock grant;

               (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

               (c) to determine the Fair Market Value of shares of Stock or other property;

               (d) to determine the terms, conditions and restrictions applicable to each grant of Restricted Stock, each Option (which need not be identical) and any shares acquired upon the exercise of the Option, including, without limitation, (i) the exercise price of the Option, (ii) whether Stock Appreciation Rights are granted to a holder of a Nonstatutory Stock Option, (iii) the method of payment for shares purchased upon the exercise of the Option, (iv) the method for satisfaction of any tax withholding obligation arising in connection with the grant of the Restricted Stock, the grant of the Option or upon exercise of the Option, including by the withholding or delivery of shares of Stock, (v) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon exercise thereof, (vi) the time of the expiration of the Option, (vii) the vesting of the Restricted Stock, (viii) the effect of the Participant's termination of Service with the Participating Company Group on any of the foregoing, and (ix) all other terms, conditions and restrictions applicable to the Option, shares purchased upon exercise of the Option, or the Restricted Stock, not inconsistent with the terms of the Plan;

               (e) to approve one or more forms of Option Agreement and Restricted Stock Agreement;

               (f) to amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option, any shares acquired upon the exercise thereof, or any Restricted Stock, although no reduction in the exercise price, whether

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        directly or by cancellation of outstanding options in return for newly granted options with a lower price will be allowed without shareholder approval;

               (g) to accelerate, continue, extend or defer the exercisability of any Option, the vesting of any shares acquired upon the exercise thereof or the vesting of any Restricted Stock, including with respect to the period following a Participant's termination of Service with the Participating Company Group;

               (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan; and

               (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Option Agreement or any Restricted Stock Agreement and to make all other determinations and take such other actions with respect to the Plan, any Option Agreement or any Restricted Stock Agreement as the Board may deem advisable to the extent consistent with the Plan and applicable law.

        Notwithstanding the forgoing, the Board may take no action to impair the rights of any Participant under outstanding Option Agreements or Restricted Stock Agreements without the consent of the Participant affected thereby.

            4. SHARES SUBJECT TO PLAN.

        4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan is 650,000 shares, consisting of authorized but unissued or reacquired shares of Stock or any combination thereof. All of such shares of Stock may, but need not, be issued pursuant to the exercise of Incentive Stock Options. If an outstanding Option for any reason expires or is terminated or canceled, or if shares of Stock are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, such shares of Stock will again be available for issuance under the Plan. Notwithstanding the foregoing, subject to adjustment pursuant to Section 4.2 no additional shares may be subject to Options or Stock Appreciation Rights that are intended to be "performance-based compensation," as that term is used in Section 162(m)(4)(C) of the Code, granted to any one Participant in any fiscal year; solely for purposes of this limitation, Options or Stock Appreciation Rights that are cancelled continue to count against the limit.

        4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the Plan and to any outstanding Options or Stock Appreciation Rights and in the exercise price per share of any outstanding Options or Stock Appreciation Rights. If a majority of the shares that are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options or Stock Appreciation Rights to provide that such Options or Stock Appreciation Rights are exercisable for or with respect to New Shares. In the event of any such amendment, the number of shares subject to,

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and the exercise price per share of, the outstanding Options will be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 will be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 will be final, binding and conclusive.

            5. ELIGIBILITY AND LIMITATIONS.

        5.1 PERSONS ELIGIBLE FOR OPTIONS AND RESTRICTED STOCK. Options and Restricted Stock may be granted to Employees, Consultants and Directors selected by the Board, in its discretion. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" includes prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationships with the Participating Company Group. Eligible persons may be granted more than one Option and may receive more than one grant of Restricted Stock.

        5.2 GRANT RESTRICTIONS. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee will be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with
Section 6.1.

        Options or Stock Appreciation Rights (but not Restricted Stock) may be granted under this Plan to Employees who are Non-Exempt Employees. Options or Stock Appreciation Rights granted to a Non-Exempt Employee must comply with the exercise price and exercise period restrictions set forth in Sections 6.1 and
6.2 below, and other provisions of the "Worker Economic Opportunity Act" of 2000, P.L. 106-202, or other provisions of law, sufficiently to insure that such Options, and any profits, gains or income resulting from such Options, are excluded from such Non-Exempt Employee's overtime pay calculations.

        5.3 FAIR MARKET VALUE LIMITATION. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than $100,000, the portions of such options that exceed such amount will be treated as Nonstatutory Stock Options. For purposes of this
Section 5.3, options designated as Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of stock will be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation will be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant will be deemed to have exercised

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the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion will be issued upon the exercise of the Option.

               6. TERMS AND CONDITIONS OF OPTIONS.

        Options will be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board may from time to time establish. No Option or purported Option will be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement.

        Option Agreements may incorporate all or any of the terms of the Plan by reference and will comply with and be subject to the following terms and conditions:

        6.1 EXERCISE PRICE. The exercise price for each Option will be established in the discretion of the Board; PROVIDED, HOWEVER, that (a) the exercise price per share for an Incentive Stock Option must be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option granted to a Non-Exempt Employee must be not less than 85% of the Fair Market Value of a share of Stock on the effective date of grant of the Option, (c) no Incentive Stock Option granted to a Ten Percent Owner Optionee may have an exercise price per share less than 110% of the Fair Market Value of a share of Stock on the effective date of grant of the Incentive Stock Option, and (d) the exercise price per share for any Option that is intended to be performance-based compensation under Section 162(m)(4)(C) of the Code must be not less than the Fair Market Value of a share of stock as of the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

        6.2 EXERCISE PERIOD. Options may be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as may be determined by the Board and set forth in the Option Agreement evidencing such Option; PROVIDED, HOWEVER, that
(a) no Incentive Stock Option may be exercisable after the expiration of 10 years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee may be exercisable after the expiration of five years after the effective date of grant of such Option, (c) no Option granted to a Non-Exempt Employee may be exercisable less than six months after the effective date of the grant of such Option, except in the case of death, Disability, retirement or Change of Control, and (d) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder will have a term of 10 years from the effective date of grant of the Option.

        6.3    PAYMENT OF EXERCISE PRICE.

               (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being

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        purchased pursuant to any Option may be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in
        Section 7, or by other means, grant Options that do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or that otherwise restrict one or more forms of consideration.

               (b)    LIMITATIONS ON FORMS OF CONSIDERATION.

                      (i) TENDER OF STOCK. Notwithstanding the foregoing, an
               Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six months or were not acquired, directly or indirectly, from the Company.

                      (ii) CASHLESS EXERCISE. The Company reserves, at any and
               all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

        6.4 TAX WITHHOLDING. The Company has the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company has the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company has no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

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        6.5    EARLY EXERCISE. Any Option may, but need not, include a provision whereby the Participant may elect, at any time while an Employee, Director or Consultant, to exercise such Option as to any part or all of the shares of Stock subject to such Option prior to the time the Option would otherwise be exercisable. Any shares of Stock so purchased will be subject to a repurchase right in favor of the Company described in Section 6.6, upon refund of the exercise price paid by the Participant, and may be subject to further restrictions set forth in the pertinent Option Agreement or an agreement with respect to early exercise.

        6.6 REPURCHASE RIGHTS. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company has the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant must execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and must promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

               7. STOCK APPRECIATION RIGHTS.

        Stock Appreciation Rights may be granted in conjunction with the grant of any Nonstatutory Stock Option and will be subject to such terms and conditions consistent with the Plan as the Board may impose from time to time, including the following:

               (a) A Stock Appreciation Right may be granted with respect to an Option at the time of its grant or at any time thereafter up to six months prior to its expiration.

               (b) Stock Appreciation Rights will permit the holder to surrender any related Option or portion thereof that is then exercisable and elect to receive in exchange therefor cash in an amount equal to:

                      (i) The excess of the Fair Market Value of one share of
               Stock on the date of such election over the exercise price, multiplied by

                      (ii) The number of shares issuable upon exercise of such
               Option or portion thereof that is so surrendered.

               (c) The Board may satisfy a Participant's right to receive the amount of cash determined under paragraph (b) above in whole or in part by delivering shares of Stock equal in value to such amount as of the date of the Participant's election.

               (d) In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance under the Plan will be reduced by the number of shares covered by the Option or portion thereof surrendered.

               8. RESTRICTED STOCK.

        The Board shall determine the number of shares of Stock to be granted to particular Employees, Consultants and Directors as Restricted Stock from time to time under the Plan. The Board in its discretion may award shares of Restricted Stock under the Plan without requiring the payment of cash consideration for such shares by the Participant. Restricted Stock shall be non-transferable and subject to forfeiture under such terms and conditions as the Board prescribes in the pertinent Restricted Stock Agreement, and may, without limitation, be subject to repurchase rights pursuant to Section 6.6 above. Share certificates issued for Restricted Stock shall be legended appropriately.

               9. STANDARD FORMS OF AGREEMENTS.

        9.1 GENERAL. Unless otherwise provided by the Board at the time an Option or Restricted Stock is granted, the Option or Restricted Stock must comply with and be subject to the terms and conditions set forth in the appropriate standard form of Option Agreement or Restricted Stock Agreement, as the case may be, adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

        9.2 AUTHORITY TO VARY TERMS. The Board has the authority from time to time to vary the terms of any of the standard forms of Option Agreement and Restricted Stock Agreement described in this Section 9 either in connection with the grant or amendment of an individual Option or the grant of Restricted Stock or in connection with the authorization of a new standard form or forms; PROVIDED, HOWEVER, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement and Restricted Stock Agreement are not inconsistent with the terms of the Plan.

               10. EFFECT OF TERMINATION OF SERVICE.

        10.1 DISABILITY. Subject to earlier termination of an Option as otherwise provided herein, after a Participant's Service with the Participating Company Group is terminated because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of one year (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "Option Expiration Date"). Restricted Stock issued to a Participant will continue to vest for six months after the date of the Participant's Disability. The date of Disability of a Participant will be determined by the Board.

        10.2 DEATH. Subject to earlier termination of an Option as otherwise provided herein, after a Participant's Service with the Participating Company Group is terminated because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquires the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of one year (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. Restricted Stock issued to a Participant will continue to vest for six months after the date of the Participant's death. The

Participant's Service will be deemed to have terminated on account of death if the Participant dies within 30 days (or such longer period of time as determined by the Board, in its discretion) after the Participant's termination of Service.

        10.3 CAUSE. Subject to earlier termination of an Option as otherwise provided herein, if a Participant's Service with the Participating Company Group is terminated for Cause, or grounds for termination for Cause existed as of the date the Participant's Service terminated, his Options will expire, and will immediately cease to be exercisable with respect to any unexercised and exercisable portion; and any Restricted Stock held by such Participant with respect to which all restrictions have not lapsed will be forfeited immediately. A Participant's Option Agreement or Restricted Stock Agreement may prescribe additional consequences of termination for cause.

        10.4 CHANGE OF CONTROL. Subject to earlier termination of an Option as otherwise provided herein, and subject to Section 17 below, upon a Change of Control, each outstanding Option will automatically become fully exercisable and each outstanding share of Restricted Stock will automatically become fully vested. Notwithstanding the foregoing, (i) shares acquired upon exercise of an Option prior to the Change of Control and any consideration received pursuant to the Change of Control with respect to such shares will continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement, and (ii) shares of Restricted Stock granted prior to the Change of Control and any consideration received pursuant to the Change of Control with respect to such shares will continue to be subject to all applicable provisions of the Restricted Stock Agreement except as otherwise provided in such Restricted Stock Agreement. The Participant's Option Agreement may, in the Board's discretion, contain additional provisions applicable in the event of a Change of Control.

        10.5 OTHER TERMINATION OF SERVICE. If the Participant's Service with the Participating Company Group terminates for any reason, except Disability, death or Cause, an Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant within one year (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. An Incentive Stock Option, if the pertinent Option Agreement so provides, may permit exercise more than three months after the Participant ceases to be an Employee for reasons other than death, Disability, or Cause, but in such event the Option shall be treated as a Nonstatutory Stock Option. Any Restricted Stock held by such Participant with respect to which all restrictions have not lapsed will be forfeited immediately.

        10.6 EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in this Section 10 is prevented by the provisions of Section 13 below, the Option will remain exercisable until 30 days (or such longer period of time as determined by the Board, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

        10.7   EXTENSION IF PARTICIPANT SUBJECT TO SECTION 16(B).
Notwithstanding the foregoing, if a sale within the applicable time periods set forth in this

Section 10 of shares acquired upon the exercise of the Option would subject the Participant to liability under Section 16(b) of the Exchange Act, the Option will remain exercisable until the earliest to occur of (i) the 10th day following the date on which a sale of such shares by the Participant would no longer be subject to such liability, (ii) the 190th day after the Participant's termination of Service, or (iii) the Option Expiration Date.

               11.    PROVISION OF INFORMATION.

        [RESERVED]

               12.    TRANSFERABILITY.

        During the lifetime of the Participant, an Incentive Stock Option will be exercisable only by the Participant or the Participant's guardian or legal representative. No Incentive Stock Option may be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Participants may transfer Nonstatutory Stock Options only as provided by the Board. Unless the Company otherwise agrees in writing, shares of Stock acquired hereunder may not be sold, or otherwise transferred, other than by will or under the laws of descent and distribution upon the Participant's death, until and unless (i) any holding period or other restriction on such a sale or other transfer has expired, and (ii) the Company has waived in writing any right to buy back such shares that it may have under the applicable Option Agreement or Restricted Stock Agreement. As a condition to the transfer of the shares of Stock issued under the Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Stock issued pursuant to the Plan as it deems desirable; any such restrictions must be set forth in any Option Agreement or Restricted Stock Agreement entered into hereunder. Further, the Company is authorized to refrain from delivering or transferring shares of Stock issued under the Plan until the Board has determined that the Participant has tendered to the Company any federal, state or local tax owed by the Participant as a result of exercising the Option, receiving a grant of Restricted Stock or disposing of any Stock, when the Company has a legal liability to satisfy such tax. The Company will not be liable to any party for damages due to a delay in the delivery or issuance of any stock certificate for any reason whatsoever.

               13.    COMPLIANCE WITH SECURITIES LAW.

        The grant of Options, the issuance of shares of Stock upon exercise of Options and the grant of Restricted Stock will be subject to compliance with all applicable requirements of federal and state law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act will at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority will not have been obtained. As a condition to the exercise of any Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

               14.    LIABILITY OF COMPANY.

        No Participating Company nor any of the directors, officers or employees of any Participating Company will be liable to any Participant or other person
(a) if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under Section 422 of the Code, or (b) for refusing to sell or issue any shares covered by any Option or for refusing to issue Restricted Stock if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Stock is then listed or traded; provided that an Option Agreement or Restricted Stock Agreement may require the Company to register Stock under applicable securities laws. In addition, the Company will have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Stock covered by any Option or Restricted Stock.

               15.    INDEMNIFICATION.

        In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated will be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. Such indemnification shall apply regardless of whether the indemnified person has been solely or contributorily negligent or otherwise at fault, except in relation to matters as to which it is adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties. Within 60 days after the institution of such action, suit or proceeding, such person must offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

               16.    TERMINATION OR AMENDMENT OF PLAN.

        The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the

Company's stockholders, there may be (a) no increase in the maximum aggregate number of shares of Stock that may be issued pursuant to Incentive Stock Options under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no change in the material provisions regarding performance-based compensation pursuant to Section 162(m)(4)(C) of the Code, and (d) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule, including applicable stock exchange listing requirements. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option, or any unexercised portion thereof, or Restricted Stock without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

               17. EXCESS PARACHUTE PAYMENTS.

               (a) For purposes of the Plan, the term "Excess Parachute Payment" means any payment or any portion thereof that would be an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, and would result in the imposition of an excise tax under Section 4999 of the Code, on the advice of tax counsel selected by the Company ("Tax Counsel").

               (b) In no event will any Participant be entitled to any right or any amount that would be an Excess Parachute Payment except as the Board specifically provides in individual Stock Option Agreements or Restricted Stock Agreements. In the event the Board determines that an Excess Parachute Payment would result, then, at the option of the Board as set forth in the pertinent individual agreement, payments to the Participant may be reduced, a "Gross Up" payment (as defined below) may be made to the Participant, or such other action as the Board may consider equitable and in the best interests of the Company may be taken. If (i) it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of the Participant and the Company in reducing the amount of the payment to avoid excise tax under Section 4999 of the Code, a payment (or portion thereof) made is an Excess Parachute Payment or (ii) the Participant's agreement permits Excess Parachute Payments to be made, then, the Company will pay to the Participant an additional amount in cash (a "Gross-Up Payment") equal to the amount necessary to cause the amount of the aggregate after-tax compensation and benefits received by the Participant hereunder (after payment of the excise tax under Section 4999 of the Code with respect to any Excess Parachute Payment, and any state and federal income taxes with respect to the Gross-Up Payment) to be equal to the aggregate after-tax compensation and benefits such Participant would have received as if Sections 280G and 4999 of the Code had not been enacted.

               (c) Subject to the provisions of Section 17(a) of the Plan, the amount of any Gross-Up Payment and the assumptions to be utilized in arriving at such amount, will be determined by a nationally recognized certified public accounting firm designated by the Company (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 17(c), will be paid by the Company to the Participant within five days after the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm will be binding upon the Company and the Participant.

               (d) The Participant must notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Company of a Gross-Up Payment. Such notification must be given no later than ten business days after the Participant is informed in writing of such claim and must apprise the Company of the nature of the claim and the date of requested payment. The Participant will not pay the claim prior to the expiration of the thirty day period following the date on which it gives notice to the Company. If the Company notifies the Participant in writing prior to the expiration of the period that it desires to contest such claim, the Participant must:

                      (i) give the Company any information reasonably requested by the Company relating to such claim;

                      (ii) take such action in connection with contesting such
               claim as the Company may reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Participant;

                      (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

                      (iv) permit the Company to participate in any proceedings
               relating to such claim.

               Without limitation on the foregoing provisions of this Section, the Company will control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administration tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company may determine; PROVIDED, HOWEVER, that the Company will bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and will indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the contest; PROVIDED, FURTHER, that if the Company directs the Participant to pay any claim and sue for a refund, the Company will advance the amount of the payment to the Participant, on an interest-free basis, and will indemnify and hold Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance.

               (e) In the event that the Company exhausts its remedies pursuant to Section 17(d) and the Participant thereafter is required to make a payment of any Excise Tax, the

        Accounting Firm will determine the amount of the Gross-Up Payment required and the Company will promptly pay such payment to or for the benefit of the Participant.

               (f) If, after the receipt of the Participant of an amount advanced by the Company pursuant to Section 17(d), the Participant becomes entitled to receive any refund with respect to such claim, the Participant will promptly after receiving such refund pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 17(d), a determination is made that the Participant is not entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

               18.    SEVERABILITY OF PROVISIONS.

        If any provision of the Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision will be fully severable, and the Plan will be construed and enforced as if an enforceable provision, accomplishing the intent of the severed provision as nearly as practicable, had been inserted herein in lieu of the severed provision.

               19.    STOCKHOLDER APPROVAL.

        The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the "Authorized Shares") must be approved by the stockholders of the Company within 12 months after the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders may become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be. Options granted to executive officers that are designated as performance based under Section 162(m) of the Code must be contingent on stockholder approval of the material terms of the Plan to the extent required under Section 162(m) of the Code.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing 2000 Stock Incentive Plan was duly adopted by the Board on September 24, 2000.


                                              ------------------------------
                                              Secretary

                                  PLAN HISTORY



September 24, 2000           Board adopts Plan, with an initial reserve of
                             650,000 shares.

December 15, 2001            Stockholders approve Plan.